 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

Fennec Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

001-32295
(Commission File Number)

British Columbia	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders

On September 3, 2014, Fennec Pharmaceuticals Inc. (the “Company”) gave effect to the previously announced consolidation of its outstanding share capital on the basis of one new security for every three outstanding securities (the “Consolidation”), which was approved by its shareholders at the Annual and Special Meeting held on May 28, 2014 (“Shareholders Meeting”).

The Consolidation reduced the number of the Company's outstanding common shares (the “Common Shares”) from approximately 29.6 million (as reported in the Company's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2014), to approximately 9.9 million. Furthermore, as a result of the Consolidation, the Company’s outstanding common share purchase warrants will be exercisable as follows: (i) with respect to warrants issued by the Company on or about April 30, 2010 and March 29, 2011 and not tendered as part of the Company’s warrant exchange completed on July 29, 2014 (the “Warrant Exchange”), each 54 warrants will entitle the holder to purchase one Common Share at an exercise price of CAD$4.32 per share, (ii) with respect to warrants issued in replacement of warrants tendered in connection with the Warrant Exchange, each three warrants will entitle the holder to purchase one Common Share at an exercise price of USD$1.50 per share, and (iii) with respect to warrants issued on November 22, 2013, each three warrants will entitle the holder to purchase one Common Share at an exercise price of USD$1.50 per share.

Shareholders will not receive fractional post-consolidation shares in connection with the Consolidation. Instead, all fractional shares were rounded down to the nearest whole number and cancelled, without payment or other compensation being made to such shareholder in respect thereof.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 3, 2014, the Company filed a Notice of Alteration with the British Columbia Registrar of Companies changing the name of the Company from Adherex Technologies Inc. to Fennec Pharmaceuticals Inc. to better reflect its current business focus and activities (the “Name Change”). A copy of the Notice of Alteration is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01    Other Events

On September 3, 2014, all materials necessary to effect the Consolidation and the Name Change were filed with the Toronto Stock Exchange (the “TSX”). The Common Shares commenced trading on the TSX under the new name and “FRX” trading symbol, as well as on a consolidated basis, on September 5, 2014. Letters of transmittal providing for the exchange of certificates representing pre-Consolidation Common Shares for certificates representing post-Consolidation Common Shares were mailed to registered shareholders on September 3, 2014. Any pre-Consolidation Common Shares owned by beneficial holders and any outstanding warrants will automatically be adjusted as a result of the Consolidation and the Name Change and no further action is required to be taken by such shareholders or warrantholders.

The Company has also processed the Consolidation and Name Change with Financial Industry Regulatory Authority (“FINRA”). On September 5, 2014, the quotation symbol of the Common Shares on OTCQB changed to “ADHXD”. The “D” has been appended as the 5th character for 20 business days. After 20 business days, the Company’s OTCQB symbol will change to “FENCF”.

On September 3, 2014, the Company issued a press release announcing the effectiveness of the Consolidation and the Name Change. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 3.1	Notice of Alteration filed September 3, 2014 with the British Columbia Registrar of Companies
Exhibit 99.1	Press Release dated September 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENNEC PHARMACEUTICALS INC.

Date: September 9, 2014	By:	/s/ Rostislav Raykov
Rostislav Raykov
Chief Executive Officer